UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

NEXSCIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-274532	92-2915192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

2029 Century Park East, Suite 400

Los Angeles, CA 90067

(Address of principal executive offices)

(City, State, Zip Code)

(310) 494-6620

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 5, 2025, Nexscient, Inc. (“the Company”) issued a press release announcing that it had entered into a non-binding letter of intent (the “LOI”) with i2 Analytics, Inc. (the “Seller”) pursuant to which the parties agreed to proceed reasonably and in good faith toward the negotiation and execution of definitive documentation regarding the acquisition by Nexscient of the AI Media Toolkit software application (the “Application”).  The Purchase Price of the Application consists of $47,500 in cash plus the issuance of 350,000 shares of Nexscient’s common stock, $0.001 per share, par value.

Completion of the transaction is subject to standard due diligence, negotiation and execution of definitive documentation, receipt of necessary board approval, and any third-party consents.  Pursuant to the terms of the LOI, the definitive agreement is expected to provide for, among other things, the Company entering into a Software Support Agreement with the Seller for support services at a retainer rate of not less than $3,500 per month for a minimum period of six months.  The LOI contains standard representations, warranties, covenants, and conditions as well as mutual confidentiality and exclusivity provisions.

Pursuant to the terms of the LOI, if a definitive agreement is not executed by the parties to the LOI on or before February 28, 2025, the terms of the LOI would terminate, with the exception of certain specified provisions.

                A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the Report under Item 8.01 and Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing. The furnishing of the information in Item 8.01 of this report and the press release is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated February 5, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSCIENT, INC.

Date: February 5, 2024	By:	/s/ Fred E. Tannous
Fred E. Tannous
President & Chief Executive Officer

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